EXHIBIT 99.1

FOR RELEASE
October 21, 2010

Contacts: Rob Stewart Investor Relations Tel (949) 480-8300 Fax (949) 480-8301	Media Contact: Adam Handelsman Managing Director Lippert/Heilshort & Associates (212) 201-6622 ahandelsman@lhai.com

ACACIA RESEARCH REPORTS RECORD
THIRD QUARTER FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – October 21, 2010 – Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2010.

Acacia Research reported record quarterly revenues of $63,949,000 during the third quarter of 2010, as compared to $16,169,000 in the comparable prior year quarter.  Acacia Research reported record quarterly GAAP net income of $24,675,000, or $0.70 per diluted share, for the third quarter 2010, as compared to a quarterly net loss of $3,429,000, or $.11 per diluted share for the comparable prior year quarter.

Consolidated Financial Results
For the Three Months Ended September 30, 2010 and 2009

Financial highlights and activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues (in thousands)	$63,949	$16,169	$118,727	$47,482
Net income (loss) (in thousands)	$24,675	$(3,429)	$39,321	$(6,620)
Basic income (loss) per share	$0.75	$(0.11)	$$1.24	$(0.22)
Fully diluted income (loss) per share	$0.70	$(0.11)	$1.14	$(0.22)
New revenue agreements	51	36	180	85
Licensing programs generating revenues	36	18	52	25
Licensing programs with initial revenues	12	3	27	8
New patent portfolios	4	9	27	22

“Acacia accelerated its revenue growth in the third quarter and increased trailing 12-month revenues to a record $138.6 million.  We have increased working capital since the beginning of the year by 153% to $91.0 million.  As the leader in outsourced patent licensing, we are well positioned to benefit from the new trend of large companies deciding to generate revenues from their patent portfolios,” commented Acacia Chairman & CEO, Paul Ryan.

“During the third quarter Acacia entered into a strategic patent licensing alliance with Renesas Electronics, the world's 3rd largest semiconductor company, which has a portfolio of over 40,000 patents.  We also formed the Acacia Intellectual Property Fund, L.P. which has a $27 million initial funding commitment and is authorized to raise up to $250 million,” concluded Mr. Ryan.

As of September 30, 2010, on a consolidated basis, we have generated revenues from 87 technology licensing and enforcement programs, as compared to 60 programs as of December 31, 2009 and 56 programs as of September 30, 2009.

Trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

September 30, 2010	$138,585	53%
June 30, 2010	90,805	1%
March 31, 2010	90,155	34%
December 31, 2009	67,340	2%
September 30, 2009	65,749	4%

Cost of Revenues (in thousands):

	Three Months Ended September 30,
	2010	2009

Inventor royalties & net income attributable to noncontrolling interests	$17,615	$5,702
Contingent legal fees	9,739	3,799

The increase in inventor royalties, including net income attributable to noncontrolling interests, and contingent legal fees primarily reflects the increase in related revenues for the third quarter of 2010.   On a combined basis, inventor royalties, including net income attributable to noncontrolling interests, and contingent legal fees, as a percentage of total revenues, decreased to 43%, as compared to 59% in the comparable prior year quarter.  The economic terms of the inventor agreements, operating agreements and contingent legal fee arrangements, if any, including royalty rates, contingent fee rates and other terms, vary across the patent portfolios owned or controlled by our operating subsidiaries.  These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

	Three Months Ended September 30,
	2010	2009

Litigation and licensing expenses - patents	$2,890	$3,957

Third quarter 2010 litigation and licensing expenses-patents decreased due to lower levels of litigation support, third party technical consulting and professional expert expenses incurred in the third quarter of 2010.  The decrease was partially offset by an increase in litigation and licensing expenses incurred in connection with our continued investment in ongoing licensing and enforcement programs and new licensing and enforcement programs commenced since the end of the prior year quarter.  Litigation and licensing expenses-patents fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended September 30,
	2010	2009

Amortization of patents	$1,963	$1,245

Non-cash patent amortization charges increased due primarily to the acceleration of patent amortization related to recoupable up-front patent portfolio acquisition costs that were recovered during the third quarter of 2010, pursuant to the provisions of the underlying inventor agreements.

Other Operating Expenses (in thousands):

	Three Months Ended September 30,
	2010	2009

Marketing, general and administrative expenses	$4,738	$3,282
Non-cash stock compensation expense - MG&A	1,615	1,427
Total marketing, general and administrative expenses	$6,353	$4,709

Third quarter 2010 marketing, general and administrative expenses increased due primarily to an increase in variable performance-based compensation costs, an increase in stock-based compensation related charges,  an increase in state related gross receipts taxes incurred on certain licensing revenues recognized in the third quarter of 2010, and a minor net increase in engineering and licensing personnel.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	September 30,	December 31,
	2010	2009

Cash & cash equivalents and investments	$85,578	$53,887
Accounts receivable	38,980	5,110
Total assets	142,229	78,256
Royalties and contingent legal fees payable	24,862	12,402
Total liabilities	33,519	22,287

$37,590,000 of the balance of accounts receivable from licensees outstanding at September 30, 2010 was collected within 15 days of quarter of end, in accordance with the terms of the underlying revenue agreements.

Summary Cash Flow Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net cash provided by (used in):
Operating activities	$14,159	$(3,291)	$30,347	$5,896
Investing activities	(806)	(7,947)	(3,113)	(8,232)
Financing activities	2,572	(2,085)	4,457	(3,143)
Increase in cash and cash equivalents	$15,925	$(13,323)	$31,691	$(5,479)

During the three months ended September 30, 2010, patent related acquisition costs totaled $795,000, as compared to $8,750,000 during the comparable 2009 period.  During the nine months ended September 30, 2010, patent related acquisition costs totaled $3,074,000, as compared to $9,162,000 during the comparable 2009 period.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, income statement and cash flow information as of and for the applicable periods presented.

______________________________________________

A conference call is scheduled for today.  The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial 888-646-0797 for domestic callers and 706-758-6764 for international callers, both of whom will need to enter the conference ID 10039317 when prompted. A replay of the audio presentation will be available for 30 days at 800-642-1687 for domestic callers and 706-645-9291 for international callers, both of whom will need to enter the Conference ID 10039317 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue.  Acacia Research’s subsidiaries control over 160 patent portfolios, covering technologies used in a wide variety of industries.  Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current available information and our current expectations, and speak only as of the date hereof.  Our ability to become the licensing partner for companies, and our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research's financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1) (2)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Revenues	$63,949	$16,169	$118,727	$47,482

Operating costs and expenses:
Cost of revenues:
Inventor royalties	14,508	4,673	21,296	12,069
Contingent legal fees	9,739	3,799	17,611	10,521
Litigation and licensing expenses - patents	2,890	3,957	11,019	8,418
Amortization of patents	1,963	1,245	5,542	3,370
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,615 and $5,574 for the three and nine months ended September 30, 2010, respectively and $1,472 and $5,573 for the three and nine months ended September 30, 2009, respectively)	6,353	4,709	18,741	15,835
Research, consulting and other expenses - business development	461	363	1,286	1,173
Total operating costs and expenses	35,914	18,746	75,495	51,386
Operating income (loss)	28,035	(2,577)	43,232	(3,904)
Total other income	44	224	83	558
Income (loss) from operations before provision for income taxes	28,079	(2,353)	43,315	(3,346)
Provision for income taxes	(297)	(47)	(605)	(124)
Net income (loss) including noncontrolling interests in operating subsidiary	27,782	(2,400)	42,710	(3,470)
Net income attributable to noncontrolling interests in operating subsidiary	(3,107)	(1,029)	(3,389)	(3,150)
Net income (loss) attributable to Acacia Research Corporation	$24,675	$(3,429)	$39,321	$(6,620)

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic income (loss) per share	$0.75	$(0.11)	$1.24	$(0.22)
Diluted income (loss) per share	$0.70	$(0.11)	$1.14	$(0.22)
Weighted average number of shares outstanding, basic	32,794,553	30,071,492	31,776,074	29,818,956
Weighted average number of shares outstanding, diluted	35,105,354	30,071,492	34,448,666	29,818,956

(1)	Certain operating costs and expenses previously reported for the three and nine months ended September 30, 2009 have been reclassified to conform with the current period presentation.
(2)
Reflects adjustments to the previously reported financial information for the three and nine months ended September 30, 2009 for the change in accounting policy for term license agreements, as disclosed under Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 25, 2010, as amended on February 26, 2010.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	September 30,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$83,426	$51,735
Accounts receivable	38,980	5,110
Prepaid expenses and other current assets	1,779	1,081

Total current assets	124,185	57,926

Property and equipment, net of accumulated depreciation	136	163
Patents, net of accumulated amortization	15,242	17,510
Investments - noncurrent	2,152	2,152
Other assets	514	505

	$142,229	$78,256

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$8,367	$8,006
Royalties and contingent legal fees payable	24,862	12,402
Deferred revenues	-	1,510

Total current liabilities	33,229	21,918

Other liabilities	290	369

Total liabilities	33,519	22,287

Total stockholders' equity	108,710	55,969

	$142,229	$78,256

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiary	$27,782	$(2,400)	$42,710	$(3,470)
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiary to net cash provided by (used in) operating activities :
Depreciation and amortization	1,983	1,277	5,608	3,465
Non-cash stock compensation	1,615	1,472	5,574	5,573
Loss on investments	-	(201)	-	(235)
Changes in assets and liabilities:
Accounts receivable	(36,385)	(4,003)	(33,870)	901
Prepaid expenses and other assets	51	(2,945)	(707)	(4,378)
Accounts payable and accrued expenses	(443)	1,266	82	2,574
Royalties and contingent legal fees payable	19,556	2,243	12,460	1,774
Deferred revenues	-	-	(1,510)	(308)
Net cash provided by (used in) operating activities	14,159	(3,291)	30,347	5,896

Cash flows from investing activities:
Purchase of property and equipment	(11)	(37)	(39)	(60)
Sale of available-for-sale investments	-	840	-	990
Patent acquisition costs	(795)	(8,750)	(3,074)	(9,162)
Net cash used in investing activities	(806)	(7,947)	(3,113)	(8,232)

Cash flows from financing activities:
Distributions to noncontrolling interests in operating subsidiary	-	(2,121)	(2,788)	(2,121)
Contributions from noncontrolling interests in operating subsidiary	444	-	444	-
Repurchased restricted common stock	-	(49)	-	(1,107)
Proceeds from the exercise of stock options	2,128	85	6,801	85
Net cash provided by (used in) financing activities	2,572	(2,085)	4,457	(3,143)

Increase (decrease) in cash and cash equivalents	15,925	(13,323)	31,691	(5,479)

Cash and cash equivalents, beginning	67,501	56,123	51,735	48,279

Cash and cash equivalents, ending	$83,426	$42,800	$83,426	$42,800

Business Highlights and Recent Developments

Business highlights of the third quarter of 2010 and recent developments include the following:

(Note:  Acacia Patent Acquisition LLC, AdjustaCam LLC, Automated Facilities Management Corporation, Celltrace LLC, Data Detection Systems LLC, Database Application Solutions LLC, DRAM Technology LLC, Financial Systems Innovation LLC, Hospital Systems Corporation, Light Transformation Technologies LLC, Lighting Ballast Control LLC, Network Gateway Solutions LLC, Online News Link LLC, Smartphone Technologies LLC, Software Restore Solutions LLC, Spread Spectrum Screening LLC, Telematics Corporation, Video Enhancement Solutions LLC and WebMap Technologies LLC are all wholly owned operating subsidiaries of Acacia Research Corporation):

•	Third quarter 2010 included license fees from 36 of our technology licensing programs including the following:
• Automatic Image Labeling technology(2)
• Business Process Modeling (BPM) technology
• Camera Support technology(2)
• Child-friendly Secure Mobile Phones Technology
• Computer Graphics technology(2)
• Credit Card Fraud Protection technology
• Database Access technology
• Database Management technology
• Digital Signal Processing Architecture technology(2)
• Digital Video Enhancement technology
• Disk Array Systems & Storage Area Network technology
• DMT® technology
• DRAM Memory Architecture technology(2)
• Facilities Operation Management System technology
• Improved Commercial Print technology(2)
• Improved Lighting technology
• Information Portal Software technology(2)
• Interactive Mapping technology

• Item Identification technology(2)
• Lighting Ballast technology
• Location Based Services technology
• Mobile Computer Synchronization technology(2)
• Mutli-Dimensional Database Compression technology
• Network Remote Access technology
• Online Ad Tracking technology(2)
• Online Auction Guarantee
• Online newsletters with links technology
• Picture Archiving & Communications System technology
• Pop-up Internet Advertising technology
• Short Messaging in Cellular Telephony technology(2)
• Software Installation technology
• Telematics technology
• Virtual Server technology
• Visual Data Evaluation technology
• Website Crawling technology
• Wireless Multimedia technology(2)

________________________
(2) Initial license fees were recorded for these licensing programs in the third quarter of 2010.

•
A wholly-owned subsidiary of Acacia Research Corporation became the General Partner of the newly formed Acacia Intellectual Property Fund, L.P. (“IP Fund”).  An institutional investment group is the lead limited partner of the IP Fund, who together with the subsidiary, have provided a total of $27 million as an initial funding commitment. The IP Fund is authorized to raise up to $250 million and will acquire, license and enforce intellectual property consisting primarily of patents, patent rights, and patented technologies.

•
Renesas Electronics Corporation and Acacia Research Corporation entered into a strategic patent licensing alliance. Pursuant to this relationship, those patents selected by Acacia and Renesas Electronics from Renesas Electronics’ portfolio of over 40,000 patents and patent applications will be assigned to Acacia for patent licensing.

•	Acacia Research Corporation entered into an agreement with Microsoft Corporation resolving pending patent matters including those of certain Acacia subsidiaries.

•
AdjustaCam LLC entered into a settlement and license agreement with Trippe Manufacturing Company. The agreement resolves litigation that was pending in the United States District Court for the Eastern District of Texas, Civil Action No. 6:10-CV-00329.  The patented technology generally relates to webcam apparatuses mountable upon a surface such as a table and also upon a structure such as a monitor or laptop.

•
Automated Facilities Management Corporation entered into a settlement and license agreement with IBM.  This agreement resolves patent litigation that was pending in the United States District Court for the District of Nebraska.

•	Celltrace LLC entered into license agreements with Sprint Spectrum L.P. and U.S. Cellular Corporation covering technology relating to the use of short messaging in cellular telephony.

•
Data Detection Systems LLC entered into a settlement agreement with International Business Machines Corporation regarding patents for monitoring computer applications.  The settlement agreement resolves litigation that was pending in the Eastern District of Texas.

•	Database Application Solutions LLC entered into a Patent License and License Option Agreement with RPX Corporation.

•
DRAM Technology LLC entered into settlement agreements with Hynix Semiconductor, Inc. and Integrated Silicon Solution, Inc. regarding patents related to double data rate SDRAM devices.  The settlement agreements resolves litigation that was pending in the Eastern District of Texas.

•
Financial Systems Innovation LLC entered into a settlement agreement covering a patent that applies to credit card fraud protection technology with Dollar General Corporation.  This resolves a dispute that was pending before the United States District Court for the Northern District of Georgia concerning Dollar General Corporation.

•
Hospital Systems Corporation entered into license agreements with Cerner Corporation, eRad, Inc and Intuitive Imaging Informatics, LLC covering a portfolio of patents that apply to medical picture archiving and communication system (PACS) technology.  The agreements resolve the parties’ dispute that was pending in the District Court for the Eastern District of Texas.

•
Light Transformation Technologies LLC entered into settlement and license agreements with Dialight Corporation and Koninklijke Philips Electronics N.V.  The agreements resolve patent litigation that was pending in the United States District Court for the Eastern District of Texas. The patented technology in this litigation generally relates to light emitting diodes (LEDs) and, more particularly, to light transformers for efficiently directing and redistributing light from a light source.

•	Lighting Ballast Control LLC entered into a settlement agreement with Koninklijke Philips Electronics N.V. covering patents relating to lighting ballasts.

•
Network Gateway Solutions LLC entered into settlement agreements with AudioCodes, Inc. and Juniper Networks, Inc.   The agreements resolve patent litigation that was pending in the United States District Court for the District of Delaware.

•	Online News Link LLC entered into a license agreement with Morningstar, Inc. covering technology relating to the delivery of news content via electronic mail with links to additional content.

•
Smartphone Technologies LLC licensed to Microsoft a portfolio of patents related to smartphones owned by ACCESS Co., Ltd.  The patents cover inventions created by ACCESS Co., Ltd., Palm, Palmsource, Bell Communications Research, and Geoworks.

•	Software Restore Solutions LLC entered into settlement and license agreements with the following licensees regarding patents relating to automatic repair functionality for software applications:
• Delcam USA, Inc. and Delcam PLC. • DP Solutions, Inc. • FrontRange Solutions Inc	• International Business Machines Corporation • Maximizer Software Inc. • Teradata Corporation

The agreements resolve patent litigation that was pending in the United States District Court for the Northern District of Illinois.

•
Spread Spectrum Screening LLC has entered into a settlement and license agreement with Heidelberg USA, Inc. The agreement resolves litigation that was pending in the United States District Court for the Northern District of Illinois, Civil Action No. 1:10-cv-01101.  This patented technology generally relates to a spread spectrum digital screening mask for screening a continuous tone image with the digital screening mask.

•
Telematics Corporation entered into a patent license agreement with Navtrak, Inc.  This agreement resolves litigation that was pending in the United States District Court for the Northern District of Georgia.   Telematics’ patented technology generally relates to systems and methods for displaying mobile vehicle information on a map.  This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

•
Video Enhancement Solutions LLC entered into settlement agreements with Seagate Technology LLC and TEAC Corporation.  The agreements resolve patent litigation, Civil Action Case No. 2:10-CV-4370 GW (PJWx), pending in the United States District Court for the Central District of California.

•	WebMap Technologies LLC entered into settlement and license agreements with the following licensees:
• GlobalMotion Media, Inc. • Garmin USA, Inc. and Garmin International, Inc.	• MapMyFitness, Inc • Zagat Survey, LLC

The agreements resolve litigation that was pending in the United States District Court for the Eastern District of Texas. This patented technology generally relates to aggregating and expressing geographically linked data on interactive internet maps. This technology can be used to place geographic locations and associated data on an interactive map, and also to search geographic locations on the interactive map and return geographically-referenced data from one or more users.

•
Acacia Research Corporation’s subsidiaries continued their patent and patent rights acquisition activities, acquiring a total of 4 new patent portfolios in the third quarter of 2010, including the following:

•
In July 2010, acquired the rights to patents relating to automated communications technology. This patented technology generally relates to automating network transactions and can be used to control transactions, such as eCommerce, software updates, and data transfer.

•
In August 2010, acquired a patent relating to automatic image labeling technology. This patented technology generally relates to the automatic labeling of digital images.  It can be used to automatically generate and increment labels on images such as CAD drawings and maps.

•
In September 2010, acquired the rights to patents relating to targeted content delivery technology. This patented technology generally relates to the distribution of content to client systems.  The technology can be used to ascertain infrastructure related information about a client system, such as installed hardware or applications, as well as location, in order to send appropriate content to the client system.

_______________________

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.